UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2020
Talend S.A.
(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7 Rue Salomon de Rothschild
Suresnes,	France	92150
(Address of principal executive offices)		(Zip Code)
+33 (0) 1 46 25 06 00
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*
*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)    Departure of Director
On November 17, 2020, Mark Nelson resigned as a member of the Board of Directors (the "Board") of Talend S.A. (the "Company"). Mr. Nelson's resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(d)    Election of Directors

On November 17, 2020, the Board appointed Elissa Fink to serve as a director of the Company and a member of the Compensation Committee, effective immediately. As required by French law, Ms. Fink will stand for election at the Company's 2021 Annual General Meeting of Shareholders (the "2021 Annual Meeting"). Upon ratification of her appointment at the 2021 Annual Meeting, Ms. Fink will hold office until the 2022 Annual General Meeting of Shareholders and until her successor is duly elected and qualified. There are no arrangements or understandings between Ms. Fink and any other persons pursuant to which she was elected as a director. There are no family relationships between Ms. Fink and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

On November 17, 2020, the Board appointed Ryan Kearny to serve as a director of the Company and a member of the Audit Committee, effective immediately. As required by French law, Mr. Kearny will stand for election at the Company's 2021 Annual Meeting. Upon ratification of his appointment at the 2021 Annual Meeting, Mr. Kearny will hold office until the 2024 Annual General Meeting of Shareholders and until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Kearny and any other persons pursuant to which he was elected as a director. There are no family relationships between Mr. Kearny and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Fink and Mr. Kearny are each eligible to participate in the compensation program for non-employee directors, as most recently amended by the Board on August 4, 2020 ("Outside Director Compensation Program"), the terms of which will be described in the Company's proxy statement for its 2021 Annual Meeting. Under the Outside Director Compensation Program, Ms. Fink and Mr. Kearny are each entitled to receive annual cash compensation for service on the Board and for service on the Compensation Committee and Audit Committee, respectively, and the opportunity to purchase warrants (BSAs), all on the same terms and conditions as other non-employee directors of the Company. Ms. Fink and Mr. Kearny will each enter into the Company's standard form of indemnification agreement, which has previously been filed with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel
Date: November 18, 2020